EXHIBIT 10.69



June 29, 1999


Via Federal Express

Mr. Jim O'Shea
Chairman, President and CEO
Bioject Inc.

7620S.W. Bridgeport Road
Portland, Oregon 97224

Re:  Binding Letter Agreement

Dear Mr. O'Shea:

We are pleased to have reached an agreement in principle with Bioject for the development by Bioject of a disposable, prefilled needle-free injector for Amgen pursuant to the following terms of this Binding Letter Agreement:

1. Within fifteen (15) days of the execution of this Binding Letter Agreement, Amgen shall pay to Bioject a one-time sum of $250,000. In consideration thereof, Bioject shall:

     (a) not negotiate with, solicit offers from, or hold discussions with, any third party, in any territory, regarding the development of a disposable, needle-free injector for use in the treatment of *** and/or *** ("Exclusive Negotiation") for the period beginning as of the date of this Binding Letter Agreement and ending on the later of: (i) August 31, 1999, or (ii) five (5) business days following delivery of the deliverables set forth in paragraph 1(b) below, but in no case later than March 31, 2000; and

     (b) develop a disposable, prefilled needle-free injector and deliver to Amgen the first set of deliverables set forth on Schedule "A" hereto on or before August 31, 1999.

     * It is understood and agreed by the parties that the aforesaid payment by Amgen of $250,000 is apportioned as follows: (i) $100,000 for the Exclusive Negotiation period through August 31, 1999, and (ii) $150,000 for the development and deliverables.

2. On or before the later of (i) August 31, 1999, or (ii) five (5) business days following delivery of the deliverables set forth in paragraph 1(b) above, Amgen may elect to extend the Exclusive Negotiation period and the development by giving written notice to Bioject of its intention to do so, in which case Amgen shall, within fifteen (15) days of such notice, pay to Bioject an additional one-time sum of $250,000, and Bioject shall:

     (a) extend the Exclusive Negotiation period up to and including the later of: (i) December 31, 1999, or (ii) fifteen (15) days following delivery of



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*** Confidential  portions omitted pursuant to a confidential  treatment request submitted pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Omitted portions have been filed separately with the Securities and Exchange Commission.

     the deliverables set forth in paragraph 2(b) below, but in no case later than March 31, 2000; and

     (b) continue development of a disposable, prefilled needle-free injector and deliver to Amgen the second set of deliverables set forth on Schedule "A" hereto on or before December 31, 1999.

     * It is understood and agreed by the parties that the aforesaid payment by Amgen of $250,000 is apportioned as follows: (i) $100,000 for the extension of Exclusive Negotiation period through December 31, 1999, and (ii) $150,000 for the development and deliverables.

3. During the Exclusive Negotiation period, at Amgen's sole discretion and option, the parties shall negotiate in good faith toward execution of a definitive agreement for the potential future development, license and supply by Bioject to Amgen of disposable, prefilled needle-free injectors.

4. Any intellectual property and/or know-how arising out of the development work provided for in paragraphs 1(b) and 2(b) above shall be exclusively owned by Bioject; provided, however, that any industrial designs contributed by Amgen shall be exclusively owned by Amgen.

5. In the event that Bioject fails to deliver any or all of the aforesaid deliverables, Bioject shall refund to Amgen that portion of the applicable one-time fee apportioned to such deliverable(s).

6. The Confidential Disclosure Agreement dated October 1, 1997, as amended on March 22, 1999 (the "CDA"), between the parties is incorporated herein by reference.

7. Except as provided in the CDA, neither party shall use the name of the other party or make any press release or other disclosure of the existence or terms of this Binding Letter Agreement without the prior written consent of the other party.

8. This Binding Letter Agreement shall be governed by California law.

9. No Amendment or modification of this Binding Letter Agreement shall be effective unless made in writing and signed by authorized representatives of each of the parties.

10. Except as set forth in paragraph 6 above, this Binding Letter Agreement constitutes the entire agreement between the parties and supercedes all prior and/or contemporaneous agreements and undertakings between the parties, both written and oral, relating to the subject matter hereof.





                                       2

*** Confidential portions omitted pursuant to a confidential treatment request submitted pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Omitted portions have been filed separately with the Securities and Exchange Commission.

Please acknowledge your acceptance of the terms of this Binding Letter Agreement by executing where indicated below. Please sign both originals and return one
(1) original to my attention.

Sincerely,



/s/ Dennis Fenton
----------------------------------
Dennis Fenton
Senior Vice President

Operations and Process Development

Accepted and Agreed To:

Bioject Inc.



/s/ Jim O'Shea
----------------------------------
Jim O'Shea
Chairman, President and CEO








                                       3


*** Confidential portions omitted pursuant to a confidential treatment request submitted pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Omitted portions have been filed separately with the Securities and Exchange Commission.

                                  Schedule "A"

                              Bioject Deliverables

Due on or before August 31, 1999:

1. Initial development specifications for the device that meet Amgen product profiles, design requirements and criteria. The package is to include individual specifications for each of the major device components:
     o Primary product storage container including
          -- Glass Cartridge
          -- Rubber Plunger
          -- Rubber Stopper
          -- Rubber O-Ring
     o Nozzle
     o Injector Body and Components
     o Gas Cartridge

2.   Updated plans and timelines for device development.
3.   Materials specifications.
4.   Initial CAD/Pro-Engineer based parts drawings.
5.   Updated Cost Estimates
6. 5 Design breadboard models incorporating Amgen industrial design. These models are not required to be functional; however, they should be representative of actual product size, shape weight and appearance. All customer interface mechanisms should be indicative of the working function.


Due on or before December 31, 1999:

1. 50 prototype injectors incorporating Amgen industrial design. These injectors will be constructed with part pieces created from a combination of prototype aluminum tooling and machining processes. The devices will be manually assembled using appropriate fixtures and equipment.
2. Product Testing Plan - Details on what testing is required and how it is to be implemented. Plan should account for Functional Testing, ISO Testing, and Failure Modes Testing.
3. Product Assembly Flow Plan - Detailing the entire filling and product assembly process. The plan should be divided into logical, modular steps and account for logistics and sub-contractor activities.
4. Assembly Equipment Procurement Plan - Detailing estimated costs and production lead-time for automated assembly equipment.






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*** Confidential  portions omitted pursuant to a confidential  treatment request submitted pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Omitted portions have been filed separately with the Securities and Exchange Commission.